CREDIT AUTHORIZATION AGREEMENT



         NBD Bank (the "Bank"), 611 Woodward Avenue, Detroit, Michigan 48226-3947, has approved the credit facilities listed below (collectively, the "Credit Facilities," and individually, as designated below) to Interface Systems, Inc. (the "Borrower"), 5855 Interface Drive, Ann Arbor, Michigan 48103 (Borrower's Address), subject to the terms and conditions set forth in this agreement.

         1.0      Credit Facilities.  (Check and complete applicable sections)

         1.1 Uncommitted Credit Authorizations. The Bank has approved the uncommitted credit authorizations listed below (collectively, the "Credit Authorizations," and individually, as designated below) subject to the terms and conditions of this agreement and the Bank's continuing satisfaction with the Borrower's financial status. Disbursements under the Credit Authorizations are solely at the Bank's discretion. Any disbursement on one or more occasions shall not commit the Bank to make any subsequent disbursement.

         [ x ]    A.       Facility A.  The Bank has approved an uncommitted
Credit Authorization to the Borrower in the principal sum not to exceed $3,500,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Note executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this
Section 1 as the "Notes"). The proceeds of Facility A shall be used for the following purpose: Working capital. Facility A shall expire on August 31, 1997 unless earlier withdrawn.

         [   ]    B.       Facility B (Including Letters of Credit).  The Bank
has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $
in the aggregate at any one time outstanding ("Facility B").  Facility B shall include the issuance of [commercial/standby] letters of credit not
exceeding $                       in the aggregate at any one time
outstanding, expiring not later than                                  , 199
   [which shall include time drafts expiring not later than
       , 199    ] (the "Letters of Credit").  (Strike bracketed words if
inapplicable.) Each Letter of Credit shall be in form acceptable to the Bank
and shall bear a fee of     % per year of the face amount of each standby
Letter of Credit plus an issuance fee of
$                             upon issuance of each Letter of Credit.  (If
no fee is listed, the Letters of Credit shall bear a fee to be agreed upon by the Bank and the Borrower). Credit under Facility B shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Note executed concurrently
(referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes") or by issuance of a Letter of Credit upon completion of an application acceptable to the Bank. The proceeds of Facility B shall be used for the following purpose:
                                                                          .
Facility B shall expire on                        , 199      unless earlier
withdrawn.

         [x ]     C.       Facility C (Purchase Money Term Loans *and Leases).
The Bank has approved an uncommitted credit authorization to the Borrower in the principal sum not to exceed $200,000.00 in the aggregate at any one time outstanding ("Facility C"). Facility C shall be in the form of loans evidenced by the Borrower's notes on the Bank's form (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes"), the proceeds of which shall be used to purchase the following equipment
                                                            .  Interest on
each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan is made. The maturity of each note shall not exceed 60 months from the note date. Notwithstanding the aggregate amount of Facility C stated above, the original principal amount of each loan shall not exceed the lesser of 80% of the cost of the equipment purchased with loan proceeds or $200,000.00. Facility C shall expire on August 31, 1997 unless earlier withdrawn. *Leases will not exceed 100%.

[   ]    1.2      Term Loans.  The Bank agrees to extend credit to the
Borrower in the form of term loan(s) (whether one or more, the "Term Loans") in the principal sum(s) of $250,000.00 respectively, bearing interest and payable as set forth in the Term Note(s) executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes"). The proceeds of the Term Loans shall be used for the following purpose:
                   .

         2.0      Conditions Precedent.

         2.1 Conditions Precedent to Initial Extension of Credit. Before the first extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

                  A. Loan Documents. The Notes; the letter of credit applications required by Section 1.2; the security agreements, financing statements, and mortgages required by Section 5.1; the guaranties required by Section 6.0; the subordination agreements required by Section 7.0; and any other loan documents which the Bank may reasonably require to give effect to the transactions contemplated by this agreement;

                  B. Evidence of Due Organization and Good Standing. Evidence satisfactory to the Bank of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement; and

                  C. Evidence of Authority to Enter into Loan Documents. Evidence satisfactory to the Bank that (i) each party to this agreement or any other loan document required by this agreement is authorized to enter into the transactions contemplated by this agreement and the other loan documents, and (ii) the person signing on behalf of each such party is authorized to do so.

         2.2      Conditions Precedent to Each Extension of Credit.   Before
any extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the following conditions shall have been satisfied:

                  A.       Representations.  The representations contained in
Section 10 shall be true on and as of the date of the extension of credit;

                  B. No Event of Acceleration. No event of acceleration shall have occurred and be continuing or would result from the extension of credit;

                  C. Continued Satisfaction. The Bank shall have remained satisfied with the Borrower's managerial and financial status;

                  D. Additional Approvals, Opinions, and Documents. The Bank shall have received such other approvals, opinions and documents as it may reasonably request; and

                  E.       Other Conditions.


         3.0      Borrowing Base/Annual Pay Down.

         3.1 Borrowing Base. (check and complete if applicable) Notwithstanding any other provision of this agreement, the aggregate principal amount outstanding at any one time under (check applicable clauses)

                  [ x ]    Facility A
                  [    ]   Facility B

shall not exceed the lesser of the Borrowing Base or $3,500,000.00 Borrowing Base means: (Check and complete applicable clauses)

                  [x]      A.  75% of the Borrower's trade accounts receivable
in which the Bank has a perfected, first priority security interest, excluding accounts more than 90 days past due from the date of invoice, accounts subject to offset or defense, government, bonded, affiliate and
foreign accounts, accounts from trade debtors of which more than        % of
the aggregate amount owing from the trade debtor to the Borrower is more
than            days past due, and accounts otherwise unacceptable to the
Bank, plus

                  [x]      B.      Inventory of the Borrower in which the Bank
has a perfected first priority security interest, valued at the lower of
cost or market but not exceeding $    N/A           in the aggregate, as
follows:
                           [  ]    (1) N/A % of aggregate inventory; or

                           [X]     (1) 30% of purchased parts inventory; and

                           [X]     (2)   0% of work-in-process inventory and
service stock and demos; and

                           [  ]    (3) 30% of finished goods inventory, plus

         [   ]    C.                 % of the                         value of
the Borrower's machinery and equipment in which the Bank has a perfected, first priority security interest, but not exceeding
$                                         , plus

         [   ]    D.       Additional Borrowing Base provisions are contained
in the attached addendum.

         3.2 Annual Pay Down. (complete if applicable) Notwithstanding any other provision of this agreement, there shall be no debt outstanding
under                             for a period of
                           (Facility A, Facility B, etc.)
consecutive months during each fiscal year of the Borrower.

         4.0      Fees and Expenses. (complete if applicable)

         4.1 Fees. Upon closing of a Facility C Loan, the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: $25,000.00.

         4.2      Out-of-Pocket Expenses. In addition to any fee set forth in
Section 4.1 above, the Borrower shall reimburse the Bank for its out-of-pocket expenses and reasonable attorney's fees (including the fees of in-house counsel) allocated to the Credit Facilities.

         5.0      Security.

         5.1 Payment of the borrowings under the Credit Facilities shall be secured by a first security interest and/or real estate mortgage, as the case may be, covering the following property and all its additions, substitutions, increments, proceeds and products, whether now owned or later
acquired ("Collateral"):   (check and complete applicable clauses)

         [x]      A.       Accounts Receivable. All of the Borrower's
accounts, chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Michigan Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         [x]      B.       Inventory. All of the Borrower's inventory,
wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         [x]      C.       Equipment. All of the Borrower's equipment,
wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

         [x]      D.       Real Estate. The real property, including
improvements, located at 5855 Interface Drive, Ann Arbor, Michigan and 7232 Jackson Road, Ann Arbor, MI. The Borrower shall deliver to the Bank an executed mortgage, ALTA mortgage title insurance policy without exceptions, mortgage survey certified to the Bank and, where applicable, an assignment of rents, subordinations of leases, and/or collateral assignments of land contracts, all in form and substance satisfactory to the Bank.

         [    ]   E.       Pledge of 65.6% or 1,400,000 shares of Interface
Systems International, Ltd.

         5.2 No forbearance or extension of time granted any subsequent owner of the Collateral shall release the Borrower from liability.

         5.3 Additional Collateral/Setoff. To further secure payment of the borrowings under the Credit Facilities and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the borrowings under the Credit Facilities, in whole or partial payment of such borrowings or other present or future liabilities, without any requirement of mutual maturity.

         5.4 Cross Lien. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the Collateral for the Credit Facilities.

[    ]   6.0      Guaranties. (check and complete if applicable) Payment of
the Borrower's liabilities under the Credit Facilities shall be guaranteed by I.G.K. Industries, Inc., by execution of the Bank's form of guaranty agreement. The liability of the guarantors, if more than one, shall be joint and several.

[    ]   7.0      Subordination. (check and complete if applicable)
         The Credit Facilities shall be supported by the subordination of all debt owing from the Borrower to
              , including without limitation debt currently owing in the
amount of $                                             , in manner and by
agreement satisfactory to the Bank.

         8.0 Affirmative Covenants. So long as any debt remains outstanding under the Credit Facilities, the Borrower, and each of its subsidiaries, if any, shall:

         8.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

         8.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

         8.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

         8.4      Notice. Give prompt notice to the Bank of the occurrence of
(i) any event of acceleration, and (ii) any other development, financial or otherwise, which would affect the Borrower's business, properties or affairs in a materially adverse manner.

         8.5 Collateral Audits. (complete if applicable) Permit the Bank or its agents to perform audits
of the Collateral. The Borrower shall compensate the Bank for such audits in (monthly, annual, etc.) accordance with the Bank's schedule of fees as may be amended from time to time. Whether or not this section has been completed, the Bank shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.

         8.6 Management. (complete if applicable) Maintain Interface Systems, Inc. as Shareholder.

         8.7 Financial Reports. Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum:
(Check and complete applicable clauses. If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.)

         [x]      A.       Within 30 days after each monthly period, a
consolidating balance sheet as of the end of that period and statements of income, cash flows, and retained earnings from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

         [ x ]    B.       Within 90 days after, and as of the end of, each of
its fiscal years, a detailed audit including a balance sheet and statements of income, retained earnings, and cash flows certified by an independent certified public accountant of recognized standing.

         [x]      C.       Within 30 days after and as of the end of each
calendar month*, the following lists, each certified as correct by one of its authorized agents: (check applicable clauses) *when borrowing

                  [x]      (1)     a list of accounts receivable, aged from
date of invoice;
                  [x]      (2)     a list of accounts payable, aged from date
of receipt;
                  [x]      (3)     a list of inventory, valued at the lower of
cost or market.

         [   ]    D.       Within ________________ days after and as of the
end of each calendar year, the signed personal financial statement of .

          (Borrower/Guarantor/other)

         [    ]   E.       Within five (5) days after filing, a signed copy of
the annual tax return, with exhibits, of .
                            (Borrower/Guarantor/other)

         [    ]   F.       An Environmental Certificate on the Bank's form on
and as of the date of this agreement and thereafter as required by the Environmental Certificate.

         [ x ]    G.       Quarterly 10-Q's

         [ x ]    H.       Within 30 days after each month end, a borrowing
base exhibit indicating compliance with Section 3.1 herein, when borrowing.

         9.0      Negative Covenants

         9.1 Definitions. As used in this agreement, the following terms shall have the following respective meanings:

                  A. "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

                  B. "Tangible Net Worth" means total assets less intangible assets and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

         9.2 Unless otherwise noted, the financial requirements set forth in this section shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

         9.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facilities, the Borrower shall not:
(where appropriate, covenants apply on a consolidated basis - clauses H-O apply only if completed).

                  A. Dividends. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except dividends payable in its capital stock and dividends payable to "Subchapter S" corporation shareholders in amounts sufficient in amount to pay the shareholders' income tax obligations related to the Borrower's taxable income.

                  B. Sale of Shares. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any such shares or securities.

                  C. Debt. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

                  D. Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

                  E. Liens. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

                  F. Advances and Investments. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

                  G. Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower shall furnish to the Bank a completed Federal Reserve Board Form U-1.

                  H. Working Capital. Permit the difference between its current assets [less all sums owing from stockholders, member or partners, as the case may be, and officers, managers and directors] and current liabilities [plus all sums (other than Subordinated Debt) owing to stockholders, members or partners, as the case may be, and officers, managers and directors] to be less than
$                                       . (Strike bracketed words if not
applicable.)

                  I. Net Worth. Permit its Worth to be less than $19,000,000 at 12-31-96 and increasing by 75% of monthly net income thereafter.

                  J.       Current Rates.  Permit the ratio of its current
assets to current liabilities to be less than        to 1.00.

                  K. Leverage Ratio. Permit the ratio of its total liabilities to its Tangible Net Worth to exceed 1.50 to 1.00.

                  L. Fixed Assets. Expend for, contract for, lease, rent, or otherwise acquire fixed assets, if the expense to the Borrower, and its
subsidiaries, if any shall exceed $           in the aggregate.

                  M.  Leases.  Contract for or assume in any manner, lease
obligations if the aggregate of all payments shall exceed $    in any one
fiscal year.

         N.  Compensation.  Pay or award compensation of any kind, in any one
fiscal year to                exceeding $             .

         O. Maintain Debt Service Coverage (defined as EBITDA divided by principal plus interest payments of not less than 1.50 to 1.0.

         10.0 Representations by Borrower: Each Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreement governing its affairs.

         11.0 Acceleration

         11.1 Events of Acceleration: If any of the following events occur, the Credit Facilities shall terminate and all borrowings under them shall become due immediately, without notice at the Bank's option, whether or not the Bank has made demand:

A. The Borrower or guarantor of any of the Credit Facilities (the "Guarantor") fails to pay when due any amount payable under the Credit Facilities or under any agreement or instrument evidencing debt to any creditor.

B. The Borrower or Guarantor (i) fails to observe or perform any term of this agreement or the notes; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facilities), including any capitalized lease obligation, such that the creditor declares the debt due before its maturity.

C. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the Credit Facilities or any guaranty of the liabilities under the Credit Facilities becomes unenforceable in whole or in part, or any guarantor fails to promptly perform under its guaranty.

D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Guarantor or Borrower or any affiliate of any Guarantor or Borrower, or if any of them becomes subject to any multi-employer plan.

E. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

F. The Borrower or any Guarantor (i) makes an assignment for the benefit of creditors; (ii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or
(iii) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

G. A custodian, receiver or trustee is appointed for any Guarantor or Borrower or for a substantial part of its assets without its consent, and is not removed within 60 days after the appointment.

H. Proceedings are commenced against any Borrower or Guarantor under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction, and they remain dismissed for 60 days after commencement; or any Guarantor or Borrower consents to the commencement of those proceedings.

I. Any judgment is entered against Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of any Guarantor or Borrower.

J.       The Borrower or any Guarantor dies.

K.       The Borrower or any Guarantor, without the Bank's written consent,
(i) is dissolved, (ii) merges or consolidates with any third party, (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (iv) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of such business, or (v) agrees to do any of the foregoing.

L. The loan-to-value ratio of any pledged securities at any time exceeds N/A % and that excess continues for five (5) days after notice from the Bank to the Borrower.

M. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.

N.       The Bank in good faith deems itself insecure.

         11.2 Remedies: If the amounts owning under the Credit Facilities are not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all of the rights and remedies provided for by law or under any agreement. Any requirement of reasonable notice shall be met if the Bank sends notice at least seven (7) days prior to the date of sale, disposition or other event which requires notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designating the capacity of that nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral.
The Borrowere is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Credit Facilitites, including, without limitation, reasonable attorneys' fees and court costs whether attributable to the Bank's in-house or outside counsel. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

         12.0 Miscellaneous.

         12.1 Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name by any of the following means: (a) hand delivery,
(b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class. registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

         12.2 No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

         12.3 This agreement, the Notes and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understanding relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, illegality, unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowere under this agreement or the Notes in any other jurisdiction.

         12.4 The Borrower, if more than one, shall be jointly and severally liable.

            12.5 This agreement is delivered in the state of Michigan and governed by Michigan law.

            12.6 Sections headings are for convenience of reference only and shall not affect the interpretation of this agreement.
 .
              13.0 Waiver of Jury Trial: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements whether oral or written, or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Executed by the parties on February 19, 1997.

"Bank"                                   "Borrower"

NBD BANK                                  INTERFACE SYSTEMS, INC.


By:  Michael K. Kelly                     By:  David O. Schupp
     First Vice President                      Treasurer

Address for Notices:                      Address for Notices:
125 S. Main Street                        5855 Interface Drive
Ann Arbor, MI  48102                      Ann Arbor, MI  48103
Fax/Telex No. (313) 995-8000              Fax/Telex No. (313) 769-1047